SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 UNDER
THE SECURITIES EXCHANGE ACT OF 1934
For the month of August, 2009

Man Sang International (B.V.I.) Limited

Suite 2208, 22/F Sun Life Tower,
The Gateway, 15 Canton Road,
Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive office)

     Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F	X	Form 40-F

     Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ____

     Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ____

     Indicate by check mark whether by furnishing the information contained in this Form, the registrant is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes	No	X

     If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): n/a

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On August 26, 2009, Man Sang Holdings, Inc. (“Man Sang Nevada”) completed a corporate reorganization resulting in a change of its place of incorporation from Nevada to the British Virgin Islands pursuant to the agreement and plan of liquidation dated as of July 24, 2009 by and among Man Sang Nevada and Man Sang International (B.V.I.) Limited (“Man Sang BVI”). The agreement and plan of liquidation was approved by the stockholders of Man Sang Nevada at a special meeting held on August 25, 2009. Man Sang Nevada issued a press release today in relation to the completion of the reorganization which is attached hereto and is incorporated herein by reference.

This report serves as notice that Man Sang BVI is the successor issuer to Man Sang Nevada pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to paragraph (a) of Rule 12g-3, the ordinary shares of Man Sang BVI are deemed registered under Section 12(b) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2009	MAN SANG INTERNATIONAL (B.V.I.) LIMITED

	By:	/s/ Cheng Chung Hing, Ricky
CHENG Chung Hing, Ricky
Chairman of the Board

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FOR IMMEDIATE RELEASE

MAN SANG HOLDINGS, INC.
Man Sang Holdings, Inc. Completes Corporate Reorganization

     NEW YORK- (MARKETWIRE) — August 27, 2009 — Man Sang Holdings, Inc. (“Man Sang Nevada”) (NYSE Amex: MHJ), a Nevada corporation, announced today that the reorganization of Man Sang Nevada as a British Virgin Islands company has been completed. Trading of the new British Virgin Islands company, Man Sang International (B.V.I.) Limited (“Man Sang BVI”), began as of the opening of trading on the NYSE Amex on August 26, 2009 under the symbol “MHJ.” As a result of the corporate reorganization, at the close of business on August 25, 2009, each share of Man Sang Nevada’s common stock automatically converted into the right to receive an ordinary share of Man Sang BVI and each share of Man Sang Nevada’s preferred stock automatically converted into a right to receive a preferred share of Man Sang BVI, on a share-for-share basis.

     The number of ordinary and preferred shares in Man Sang BVI owned by each shareholder as a result of the reorganization is the same as the number of shares of common and preferred stock previously owned in Man Sang Nevada immediately prior to the reorganization. Man Sang Nevada’s distribution agent will mail to each holder of record of Man Sang Nevada common stock a letter of transmittal for use in effecting delivery of certificates formerly representing the Man Sang Nevada shares to the distribution agent for conversion into shares of Man Sang BVI.

ABOUT MAN SANG INTERNATIONAL (B.V.I.) LIMITED

     Man Sang International (B.V.I.) Limited, formerly Man Sang Holdings, Inc., is principally engaged through subsidiaries in the purchasing, processing, assembling, merchandising and wholesale distribution of pearls, pearl jewelry products and jewelry products. In addition, Man Sang International (B.V.I.) Limited, through its subsidiaries, owns and operates commercial real estate for lease and sale in Hong Kong and the People’s Republic of China.

Forward-Looking Statements

The information above includes forward-looking statements about Man Sang Nevada and Man Sang BVI. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Man Sang Nevada from time to time in its filings with the U.S. Securities and Exchange Commission. As a result of these factors, Man Sang BVI’s actual results may differ materially from those indicated or implied by such forward-looking statements.

CONTACT:

Man Sang International (B.V.I.) Limited — Mr. Martin Pak	Phone: (852) 2317 9888
E-mail: martinp@man-sang.com

The Altman Group — Patricia Baronowski	Pbaronowski@altmangroup.com

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